EXHIBIT 4.2



            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

   We have issued our report dated December 12, 2006 on the statements of condition and related securities portfolios of Van Kampen Unit Trusts, Series 629 (Enhanced Sector Strategy, Basic Materials Portfolio 2006-4, Enhanced Sector Strategy, Consumer Goods Portfolio 2006-4, Enhanced Sector Strategy, Consumer Services Portfolio 2006-4, Enhanced Sector Strategy, Energy Portfolio 2006-4, Enhanced Sector Strategy, Financials Portfolio 2006-4, Enhanced Sector Strategy, Health Care Portfolio 2006-4, Enhanced Sector Strategy, Industrials Portfolio 2006-4, Enhanced Sector Strategy, Technology Portfolio 2006-4, Enhanced Sector Strategy, Telecommunications Portfolio 2006-4, Enhanced Sector Strategy, Utilities Portfolio 2006-4, The Dow Jones Total Market Portfolio, Enhanced Index Strategy 2006-4 and Enhanced Sector Strategy, Sector Rotation Portfolio 2006-4) as of December 12, 2006 contained in the Registration Statement on Form S-6 and Prospectus. We consent to the use of our report in the Registration Statement and Prospectus and to the use of our name as it appears under the caption "Other Matters-Independent Registered Public Accounting Firm."

                                                              Grant Thornton LLP

New York, New York
December 12, 2006